EXHIBIT 23.1

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                                                                     May 8, 2000


CONSENT OF INDEPENDENT ACCOUNTANTS

Consent of Independent Accountants

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Covance Inc. of our report dated January 21, 2000 appearing on page 26 of Covance Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Florham Park, New Jersey